Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), effective as of April 2, 2026 (the “Effective Date”), to the Employment Agreement, dated as of November 20, 2025, by and between Bitmine Immersion Technologies, Inc. (the “Company”) and Chi Tsang (“Executive”, and the agreement, the “Employment Agreement”), is made and entered into by and between the Company and Executive. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Employment Agreement.

WHEREAS, the Company and Executive are parties to the Employment Agreement and mutually desire to amend the terms and conditions of the Employment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the above recitals incorporated herein and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1.	Section 4(b) of the Employment Agreement is hereby amended and replaced with the following:

Long-Term Incentive. During the Term, Executive shall be eligible to receive an annual long-term incentive award with a target grant date value of $500,000 for each fiscal year, delivered 60% in the form of restricted stock units (“RSUs”) and 40% in the form of stock options (“Options”) (collectively, the “Awards”), in each case subject to the terms and conditions of the Company’s 2025 Omnibus Incentive Plan, as amended from time to time (the “Omnibus Plan”), and any applicable award agreement.

The number of RSUs and Options comprising each annual Award shall be determined by the Board (or a duly authorized committee thereof) in a manner consistent with the foregoing target value, based on the volume-weighted average trading price of the Company’s common stock over the ten (10) consecutive trading days ending on the trading day immediately preceding the applicable grant date. No fractional shares shall be issued, and any resulting fractional amounts shall be rounded down to the nearest whole share. The exercise price per share of each Option shall be not less than the fair market value of a share of the Company’s common stock on the date of grant.

Except as otherwise provided herein or in an applicable award agreement, the Awards shall vest in four (4) equal quarterly installments over a one (1) year period following the grant date, subject to Executive’s continued employment through each applicable vesting date. If Executive’s employment terminates before a vesting date, unvested Awards shall be immediately forfeited unless otherwise provided in Section 8 of this Agreement or in an applicable award agreement.

2.	Section 8(a)(v) of the Employment Agreement is hereby amended and replaced with the following:

(v) any portion of the Awards that are vested as of the date of termination; unvested equity shall be treated in accordance with the terms set forth in an applicable award agreement;

3.	Section 14 of the Employment Agreement is hereby amended by replacing the phrase “RSU grants” with “Awards”.

4.	This Amendment satisfies all requirements for amendments to the Employment Agreement as described in Section 15(d) of the Employment Agreement and Executive hereby acknowledges and agrees that none of the modifications herein shall form the basis for constructive termination by the Company.

5.	Effect of Amendment. Except as set forth herein, all provisions of the Employment Agreement shall remain in full force and effect.

6.	Modifications. This Amendment may not be amended, modified, or changed (in whole or in part) except by a formal, definitive written agreement expressly referring to this Amendment, which agreement is executed by both of the Company and Executive.

7.	Miscellaneous. The provisions of Section 15 of the Agreement shall apply to this Amendment as if set forth herein in full.

[Signature page follows]

IN WITNESS WHEREOF, the Company and Employee have executed this Amendment as of the day and year first written above.

COMPANY

Bitmine Immersion Technologies, Inc.

By:	/s/ Thomas Lee
Name:	Thomas Lee
Title:	Executive Chairman

EXECUTIVE

/s/ Chi Tsang
Chi Tsang

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